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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72877) pertaining to the 1999 Equity Incentive Plan, the 1999 Non-Employee Director Option Plan, the International Employee Stock Purchase Plan and the Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-83115) pertaining to the Diffusion Corporation 1995 General Stock Option Plan, the Diffusion Corporation 1995 Executive Stock Option Plan and the Diffusion Corporation 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-91767) pertaining to the 1999 Supplemental Stock Option Plan and the Registration Statement (Form S-8 No. 333-30242) pertaining to the Engine 5, Ltd 1999 Stock Option/Stock Issuance Plan, the DataSage, Inc. 1996 Stock & Option Plan, the DataSage, Inc. 1997 Stock & Option Plan and the Vignette Corporation 1999 Equity Incentive Plan of our report dated January 24, 2000, with respect to the consolidated financial statements of Vignette Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        /s/ ERNST & YOUNG LLP

Austin, Texas
March 28, 2000